Axos Q1 Fiscal 2026 Earnings Supplement NYSE: AXOctober 30, 2025

2 © 2025 Axos Financial, Inc. All Rights Reserved. 2 Loan Growth by Category $ Millions SF Warehouse Lending Multifamily Small Balance Commercial Jumbo Mortgage Asset-Based and Cash Flow Lending1 Lender Finance Non-RE Capital Call Facilities Auto Unsecured/OD Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Loans Inc (Dec)Q4 FY25Q1 FY26 $ (33)$ 3,786$ 3,753 179609788 (144)1,7291,585 (3)1,2121,209 3375,7136,050 211,2241,245 202,5672,587 1,3142,6333,947 (149)1,5961,447 41430471 85260 (1)1— $ 1,590$ 21,552$ 23,142 Lender Finance RE CRE Specialty Other Auto & Consumer Note 1: Asset-Based and Cash Flow Lending as of Q1 FY26 includes $1,020 million of loans and leases from the Verdant acquisition.

3 © 2025 Axos Financial, Inc. All Rights Reserved. 3 Three Months Ended September 30, 2025Three Months Ended June 30, 2025 Axos ReportedVCC Impact Axos excluding VCCAxos Reported($ millions) $ 291.1$ —$ 291.1$ 280.2Net interest income (17.3)(7.8)(9.5)(15.0)Provision for credit losses 32.3—32.341.3Non-interest income (156.2)(1.3)(154.9)(150.7)Non-interest expense $ 112.4$ (6.8)$ 119.2$ 110.7Net Income2 Income Statement Verdant Commercial Capital ("VCC") Acquisition Impact Note 1: Provision for credit losses reflects the "Day 1" adjustment to the allowance for credit losses following acquisition; non-interest expense reflects acquisition-related expenses incurred by Axos in connection with the acquisition. Note 2: Represents the total as included in Axos Financial, Inc.'s consolidated income statements, not the summation of components listed above

4 © 2025 Axos Financial, Inc. All Rights Reserved. 4 As of September 30, 2025As of June 30, 2025 Axos ReportedVCC Impact1Axos (excluding VCC)Axos Reported($ millions) $ 2,560.7$ 31.6$ 2,529.1$ 1,933.8Cash and cash equivalents 324.934.9290.0242.5Restricted cash 22,635.11,020.321,614.821,049.6 Loans—net of allowance for credit losses 205.772.8132.9134.5Goodwill and intangibles, net 1,127.7223.8903.9891.4Other assets $ 27,431.8$ 1,383.5$ 26,048.3$ 24,783.1Total assets2 $ 782.4$ 782.4$ —$ —Secured financings 431.029.3401.7410.2Accounts payable and other liabilities $ 24,638.7$ 811.7$ 23,827.0$ 22,102.4Total liabilities2 Note 1: Other assets includes $212.6 million of equipment under operating lease arrangements. Note 2: Represents the total as included in Axos Financial, Inc.'s consolidated balance sheets, not the summation of components listed above Balance Sheet Verdant Commercial Capital ("VCC") Acquisition Impact

5 © 2025 Axos Financial, Inc. All Rights Reserved. 5 Diversified Deposit Gathering Deposit balances as of September 30, 2025 Note 1: Excludes approximately $450 million of off-balance sheet deposits › Serves approximately 30% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell Fiduciary Services $1.1B Consumer Direct $12.0B Specialty Deposits $2.6B Distribution Partners $0.3B Axos Securities1 $1.1B Small Business Banking $0.7BCommercial & Treasury Management $4.5B Diversified Deposit Gathering Business Lines Approximately 90% of deposits are FDIC-insured or collateralized

6 © 2025 Axos Financial, Inc. All Rights Reserved. 6 Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) ACL + UCL ACL + UCL (6.4) 7.8 7.8

7 © 2025 Axos Financial, Inc. All Rights Reserved. 7 Credit Quality ($ millions) %Non-Accrual LoansLoans O/SSeptember 30, 2025 1.50%$ 68$ 4,541Single Family-Mortgage & Warehouse 0.57162,794Multifamily and Commercial Mortgage 0.30227,295Commercial Real Estate 0.78627,981Commercial & Industrial - Non-RE 0.382531Auto & Consumer 0.74%$ 170$ 23,142Total %Non-Accrual LoansLoans O/SJune 30, 2025 1.00%$ 44$ 4,395Single Family-Mortgage & Warehouse 1.12332,941Multifamily and Commercial Mortgage 0.42296,937Commercial Real Estate 0.91626,796Commercial & Industrial - Non-RE 0.412483Auto & Consumer 0.79%$ 170$ 21,552Total %Non-Accrual LoansLoans O/SSeptember 30, 2024 1.42%$ 59$ 4,152Single Family-Mortgage & Warehouse 0.85313,647Multifamily and Commercial Mortgage 0.66416,256Commercial Real Estate 0.82445,355Commercial & Industrial - Non-RE 0.482416Auto & Consumer 0.89%$ 177$ 19,826Total

axos

AXOS FINANCIAL, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Selected Balance Sheet Data:					
Total assets	$ 27,431,817	$ 24,783,078	$ 23,981,154	$ 23,709,422	$ 23,569,084
Loans—net of allowance for credit losses	22,635,137	21,049,610	20,193,630	19,486,727	19,280,609
Loans held for sale, carried at fair value	12,202	10,012	15,644	25,436	14,566
Allowance for credit losses	307,431	290,049	279,950	270,605	263,854
Securities—trading	533	649	346	241	594
Securities—available-for-sale	57,798	66,008	79,958	97,848	137,996
Securities borrowed	182,518	139,396	91,915	114,672	84,326
Customer, broker-dealer and clearing receivables	263,095	252,720	300,907	298,887	262,774
Total deposits	22,264,753	20,829,543	20,136,714	19,934,904	19,973,329
Advances from the FHLB	60,000	60,000	60,000	60,000	90,000
Secured financings	782,423	—	—	—	—
Borrowings, subordinated notes and debentures	510,064	312,671	377,427	358,692	313,519
Securities loaned	204,620	139,426	111,094	135,258	95,883
Customer, broker-dealer and clearing payables	385,821	350,606	314,399	309,593	315,985
Total stockholders' equity	$ 2,793,121	$ 2,680,677	$ 2,603,900	$ 2,521,962	$ 2,405,728
Common shares outstanding at end of period	56,643,547	56,483,617	56,865,524	57,097,632	57,092,216
Common shares issued at end of period	71,356,152	71,101,642	70,813,637	70,571,332	70,562,333
Per Common Share Data:					
Book value per common share	$ 49.31	$ 47.46	$ 45.79	$ 44.17	$ 42.14
Tangible book value per common share (Non-GAAP)[1]	$ 45.21	$ 44.60	$ 42.91	$ 41.27	$ 39.22
Capital Ratios:					
Equity to assets at end of period	10.18 %	10.82 %	10.86 %	10.64 %	10.21 %
Axos Financial, Inc.:					
Tier 1 leverage (to adjusted average assets)	10.26 %	10.73 %	10.45 %	10.02 %	9.78 %
Common equity tier 1 capital (to risk-weighted assets)	11.66 %	12.52 %	12.39 %	12.42 %	12.44 %
Tier 1 capital (to risk-weighted assets)	11.66 %	12.52 %	12.39 %	12.42 %	12.44 %
Total capital (to risk-weighted assets)	15.20 %	15.28 %	15.21 %	15.23 %	15.29 %
Axos Bank:					
Tier 1 leverage (to adjusted average assets)	9.69 %	10.23 %	10.14 %	9.85 %	9.82 %
Common equity tier 1 capital (to risk-weighted assets)	11.37 %	12.42 %	12.31 %	12.67 %	12.87 %
Tier 1 capital (to risk-weighted assets)	11.37 %	12.42 %	12.31 %	12.67 %	12.87 %
Total capital (to risk-weighted assets)	12.62 %	13.70 %	13.49 %	13.86 %	14.06 %
Axos Clearing LLC:					
Net capital	$ 91,442	$ 86,996	$ 79,264	$ 83,932	$ 85,292
Excess capital	$ 86,042	$ 81,834	$ 73,172	$ 78,282	$ 80,081
Net capital as a percentage of aggregate debit items	33.87 %	33.71 %	26.02 %	29.71 %	32.73 %
Net capital in excess of 5% aggregate debit items	$ 77,942	$ 74,091	$ 64,035	$ 69,805	$ 72,264

© 2025 Axos Financial, Inc. All Rights Reserved.
8

axos

AXOS FINANCIAL, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	At or For The Three Months Ended				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Selected Income Statement Data:					
Interest and dividend income	$ 465,736	$ 442,413	$ 432,722	$ 456,068	$ 484,262
Interest expense	174,686	162,252	157,258	175,969	192,214
Net interest income	291,050	280,161	275,464	280,099	292,048
Provision for credit losses	17,255	14,997	14,500	12,248	14,000
Net interest income, after provision for credit losses	273,795	265,164	260,964	267,851	278,048
Non-interest income	32,340	41,285	33,373	27,799	28,609
Non-interest expense	156,246	150,652	146,261	145,320	147,465
Income before income taxes	149,889	155,797	148,076	150,330	159,192
Income taxes	37,537	45,122	42,870	45,643	46,852
Net income	$ 112,352	$ 110,675	$ 105,206	$ 104,687	$ 112,340
Weighted average number of common shares outstanding:					
Basic	56,512,587	56,392,620	57,029,078	57,094,153	56,934,671
Diluted	57,782,828	57,782,828	58,174,696	58,226,006	58,168,468
Per Common Share Data:					
Net income:					
Basic	$ 1.99	$ 1.96	$ 1.84	$ 1.83	$ 1.97
Diluted	$ 1.94	$ 1.92	$ 1.81	$ 1.80	$ 1.93
Adjusted earnings per common share (Non-GAAP)[1]	$ 2.07	$ 1.94	$ 1.81	$ 1.82	$ 1.96
Performance Ratios and Other Data:					
Growth in loans held for investment, net	$ 1,585,527	$ 855,980	$ 706,903	$ 206,118	$ 49,224
Loan originations for sale	$ 47,122	$ 42,487	$ 20,962	$ 66,826	$ 69,570
Return on average assets	1.77 %	1.85 %	1.77 %	1.74 %	1.92 %
Return on average common stockholders' equity	15.94 %	16.85 %	16.44 %	16.97 %	19.12 %
Interest rate spread[2]	3.89 %	3.97 %	3.91 %	3.91 %	4.13 %
Net interest margin[3]	4.75 %	4.84 %	4.78 %	4.83 %	5.17 %
Net interest margin[3] – Banking Business Segment	4.80 %	4.88 %	4.83 %	4.87 %	5.21 %
Efficiency ratio[4]	48.32 %	46.87 %	47.36 %	47.20 %	45.99 %
Efficiency ratio[4] – Banking Business Segment	42.89 %	40.94 %	41.53 %	40.95 %	39.83 %
Asset Quality Ratios:					
Net annualized charge-offs to average loans	0.11 %	0.16 %	0.09 %	0.10 %	0.17 %
Nonaccrual loans to total loans	0.74 %	0.79 %	0.89 %	1.26 %	0.89 %
Non-performing assets to total assets	0.64 %	0.71 %	0.79 %	1.06 %	0.75 %
Allowance for credit losses - loans to total loans held for investment	1.34 %	1.36 %	1.37 %	1.37 %	1.35 %
Allowance for credit losses - loans to non-performing loans	180.41 %	170.23 %	151.28 %	107.58 %	149.32 %

1 *See "Use of Non-GAAP Financial Measures" herein.*
2 *Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.*
3 *Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.*
4 *Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.*

© 2025 Axos Financial, Inc. All Rights Reserved.

9

axos

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this earnings supplement includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

We define "adjusted earnings", a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share ("adjusted EPS"), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about the Company's operating performance. We believe excluding the non-recurring acquisition related costs and other costs (unusual or non-recurring) provides investors with an alternative understanding of Axos' core business.

Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

(Dollars in thousands, except per share amounts)	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**	**December 31, 2024**	**September 30, 2024**
Net income	$ 112,352	$ 110,675	$ 105,206	$ 104,687	$ 112,340
Acquisition-related costs[1]	2,941	1,604	1,604	1,645	2,554
Verdant acquisition - Provision for credit losses	7,765	—	—	—	—
Other costs[2]	—	—	(1,879)	—	—
Income taxes	(2,681)	(465)	80	(503)	(752)
Adjusted earnings (non-GAAP)	$ 120,377	$ 111,814	$ 105,011	$ 105,829	$ 114,142
Average dilutive common shares outstanding	57,782,828	57,558,280	58,174,696	58,226,006	58,168,468
Diluted EPS	$ 1.94	$ 1.92	$ 1.81	$ 1.80	$ 1.93
Acquisition-related costs[1]	0.05	0.03	0.03	0.03	0.04
Verdant acquisition - Provision for credit losses	0.13	—	—	—	—
Other costs[2]	—	—	(0.03)	—	—
Income taxes	(0.05)	(0.01)	—	(0.01)	(0.01)
Adjusted EPS (Non-GAAP)	$ 2.07	$ 1.94	$ 1.81	$ 1.82	$ 1.96

[1] Acquisition-related costs includes amortization of intangible assets, and for the three months ended September 30, 2025, also includes $1.3 million of acquisition-related costs associated with the Verdant acquisition.

[2] Other costs for the three months ended March 31, 2025, primarily reflects the payment of a legal judgment at an amount less than previously accrued.

We define "tangible book value", a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders' equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company's capital strength, financial condition, and ability to manage potential losses.

(Dollars in thousands, except per share amounts)	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**	**December 31, 2024**	**September 30, 2024**
Common stockholders' equity	$ 2,793,121	$ 2,680,677	$ 2,603,900	$ 2,521,962	$ 2,405,728
Less: servicing rights, carried at fair value	26,243	27,218	27,585	28,045	27,335
Less: goodwill and intangible assets	205,747	134,502	135,966	137,570	139,215
Tangible common stockholders' equity (Non-GAAP)	$ 2,561,131	$ 2,518,957	$ 2,440,349	$ 2,356,347	$ 2,239,178
Common shares outstanding at end of period	56,643,547	56,483,617	56,865,524	57,097,632	57,092,216
Book value per common share	$ 49.31	$ 47.46	$ 45.79	$ 44.17	$ 42.14
Less: servicing rights, carried at fair value per common share	$ 0.46	$ 0.48	$ 0.49	$ 0.49	$ 0.48
Less: goodwill and other intangible assets per common share	$ 3.63	$ 2.38	$ 2.39	$ 2.41	$ 2.44
Tangible book value per common share (Non-GAAP)	$ 45.22	$ 44.60	$ 42.91	$ 41.27	$ 39.22

© 2025 Axos Financial, Inc. All Rights Reserved.

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11 © 2025 Axos Financial, Inc. All Rights Reserved. 11 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information